Exhibit 10.21

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this "Amendment") is made as of the 24th day of January, 2014. by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership ("Landlord"), and UROPLASTY, INC., a Minnesota corporation ("Tenant").

BACKGROUND:

A.           Landlord and Tenant are parties to that certain Lease Agreement dated as of January 20, 2006 (the "Lease") with respect to certain Premises containing approximately 18,258 rentable square feet of space in Landlord's Building at 5420 Feltl Road, Minnetonka, Minnesota 55343.

B.            Landlord and Tenant desire to extend the Term of the Lease and to otherwise amend the Lease as hereinafter set forth.

AMENDMENT:

Now therefore, for good and valuable consideration, the receipt and legal sufficiency of which the parties acknowledge, the parties agree as follows:

1.             Extension of Term. The Term of the Lease is hereby extended by 62 months to 11:59 p.m. on June 30, 2019 (the "Expiration Date"). The 62-month period from May 1, 2014 to June 30, 2019 is herein termed the "Extended Term."

2.             Minimum Annual Rent. The Minimum Annual Rent for the Premises for the Extended Term shall be as follows:

Period	Minimum Annual Rent (Annualized)		Monthly Installment
May 1, 2014 — April 30, 2015	$153,367.20	*	$12,780.60	*
May 1, 2015 — April 30. 2016	156,434.52		13,036.21
May 1, 2016 — April 30, 2017	159,563.16		13,296.93
May 1, 2017 — April 30, 2018	162,754.44		13,562.87
May 1, 2018 — April 30, 2019	166,009.56		13,834.13
May 1, 2019 — June 30, 2019	169,329.72		14,110.81

*The foregoing notwithstanding Minimum Annual Rent, but not Operating Expense payments, shall be abated for the months of May and June, 2014. Should this Lease or Tenant's right to possess the Premises be terminated on account of a Tenant default, Landlord shall be entitled to recover from Tenant (in addition to all other rights and remedies available to Landlord) all abated Minimum Annual Rent. The Minimum Annual Rent abatement shall be disregarded for purposes of calculating any management fee based on a percentage of rental revenues (so that the management fee included in Operating Expenses is not reduced on account of the abatement in Minimum Annual Rent).

In addition to Minimum Annual Rent, Tenant will continue to pay Operating Expenses and other additional rent as and when required by the Lease, as amended hereby.

3.             Leasehold Improvements., Leasehold Improvement Allowance.

(a)          Plans and Specifications. Landlord and Tenant hereby approve the plans and specifications attached to this Amendment as Exhibit A-1 (the "Approved Plans") for the leasehold improvements to be constructed by Landlord pursuant to this Section (the "2014 Leasehold Improvements").

(b)          Completion by Landlord. Landlord will diligently complete the 2014 Leasehold Improvements in accordance with the Approved Plans. The tenant has the ability to deviate from the approved plans but will need to obtain approval from the landlord which will not be unreasonable withheld. All construction shall be done in a good and workmanlike manner. The 2014 Leasehold Improvements will be constructed at Tenant's sole expense (subject to the Tenant Allowance described below) equal to the aggregate of all costs, expenses and fees incurred by or on behalf of Landlord in connection therewith (the "Tenant's Cost"), including without limitation (i) architectural, engineering, design and permitting costs. (ii) the cost charged to Landlord by Landlord's general contractor and all subcontractors for performing such construction, and (iii) the cost to Landlord of performing directly any portion of such construction. Notwithstanding the foregoing, Tenant shall not be responsible for any of Tenant's Cost until the Tenant Allowance has been completely applied to all such costs. Tenant acknowledges that the construction of the 2014 Leasehold Improvements will take place notwithstanding Tenant's ongoing occupancy and possession of the Premises, and Tenant agrees that such construction shall not constitute an eviction under the Lease; Tenant agrees to cooperate with Landlord so that Tenant's occupancy of the Premises does not interfere with the construction of the 2014 Leasehold Improvements.

(c)          Tenant Allowance. Landlord agrees to credit Tenant with an allowance of up to $128,048 towards Tenant's Cost (the "Tenant Allowance"). Tenant agrees to pay to Landlord, within ten (10) days of being billed therefor, the excess (if any) of the Tenant's Cost above the Tenant Allowance (the "Excess Costs"). The Tenant Allowance may not be used for furniture, fixtures, equipment, phone systems or other removable personal property of Tenant.

(d)          Tenant's Representative. Tenant hereby designates the following individual as its authorized representative ("Tenant's Representative") for the purposes of receiving and making all communications, granting all approvals, and otherwise acting for and binding Tenant with respect to all dealings with Landlord under this Section or otherwise relating to the construction of the 2014 Leasehold Improvements and acceptance thereof The contact information for Tenant"s Representative is:

Name:
Title:
Address:

Telephone No.:
Cell No.:
Facsimile No.:
E-mail:

4.             Extension Option. Tenant will have the right and option to extend the Term of the Lease for one extension term of 5 years. This extension option must be exercised, if at all, by giving Landlord prior written notice, at least 12 months in advance (the "Exercise Deadline") of the Expiration Date of the then current lease Term, of Tenant's election to extend the lease Term; it being agreed that time is of the essence and that this option is personal to Tenant and is nontransferable to any assignee or sublessee (regardless of whether any such assignment or sublease was made with or without Landlord's consent) or to any other person or entity. The preceding sentence notwithstanding, this extension option will transfer to. and inure to the benefit of, any Affiliate of Tenant to which this Lease is assigned. The extension term will be under the same terms and conditions as provided in the Lease except as follows:

(a)           there will be no further options to extend the Term;

(b)          Tenant will accept the Premises in its "as is" condition, without any obligation on the part of Landlord to provide any tenant improvements or tenant improvement allowance; and

(c)           the Minimum Annual Rent for the extension term will be the fair market net rental negotiated between Landlord and Tenant as follows:

If Tenant wishes to preserve its rights to exercise its extension option, Tenant must give Landlord, not more than 18 months and not less than 15 months in advance of the Expiration Date of the then current lease Term, a written request for Landlord's determination of the fair market Minimum Annual Rent for such extension term. time being of the essence. Landlord shall provide Tenant written notice of Landlord's good faith determination of the fair market Minimum Annual Rent not more than 30 days following receipt of Tenant's timely request, provided, however, in no event will the Minimum Annual Rent be less than the scheduled Minimum Annual Rent in effect immediately prior to the expiration of the then current Term. If Tenant disputes Landlord's determination and wishes to negotiate the Minimum Annual Rent, Tenant shall so notify Landlord within 15 days following Tenant's receipt of Landlord's notice (Tenant shall include in such notice Tenant's good faith determination of the fair market Minimum Annual Rent). Tenant will have until the Exercise Deadline to reach a written agreement with Landlord regarding the Minimum Annual Rent for the applicable extension term. if Tenant timely exercises its option absent such written agreement with Landlord, the Minimum Annual Rent will be that stipulated in Landlord's original determination notice. If Tenant timely exercises its option after reaching express written agreement with Landlord as to Minimum Annual Rent and any other terms or conditions applicable to the extension term, the Minimum Annual Rent and the other terms and conditions for the applicable extension term will be as stated in such agreement. If Tenant fails to timely exercise its extension option. such option will be deemed void and of no force or effect.

If an Event of Default by Tenant under this Lease is continuing as of the date Tenant exercises this extension option or as of the Expiration Date of the then current lease Term. Landlord may at its option and in its sole discretion, declare this extension option void and of no further force or effect. If Tenant assigns this Lease or sublets more than 50% of the Premises to any person or entity that is not an Affiliate of Tenant, this extension option will thereafter be void and of no further force or effect.

If Landlord and Tenant enter into any amendment to this Lease extending the Term thereof. whether or not pursuant to this Section, then, unless such amendment expressly provides otherwise, this Section will thereupon be deemed terminated and of no further force or effect.
Upon the timely exercise of an extension option, at the request of either party the parties hereto will enter into an appropriate amendment to the Lease incorporating the terms of the Lease extension.

5.              Estoppel. Tenant represents, warrants and covenants that (a) to the best of Tenant's knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Tenant thereunder and (b) as of the date hereof, Tenant has no offsets, setoffs, rebates, concessions or defenses against or with respect to the payment of Rent or any other sums payable under the Lease.

6.              Tenant's Authority. Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Amendment, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions.

7.              Lease in Full Force. Except as expressly amended by this Amendment, all of the terms and conditions of the Lease remain unmodified and continue in full force and effect. All capitalized terms used herein and not separately defined herein shall bear the meaning assigned to them in the Lease.

8.              Counterparts. This Amendment may be executed in counterparts and may be delivered by facsimile or electronic (e-mail) transmittal of signed original counterparts, which shall have the same full force and effect as if an original executed copy of this Amendment had been delivered.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this First Amendment on the date First above written.

TENANT:

UROPLASTY, INC.

By:	/s/ BRETT REYNOLDS
Print Name:	BRETT REYNOLDS
Print Title:	SVP & CFO

LANDLORD:

LIBERTY PROPERTY LIMITED PARTNERSHIP
By:	LIBERTY PROPERTY TRUST
Its Sole General Partner

1/30/14	By:	/s/ Joseph A. Trinkle
Joseph A. Trinkle
Senior Vice President/Regional Director

City Manager
Leasing Representative
Property Manager

EXHIBIT A-1
 APPROVED PLANS
A-1-1

CONSTRUCTION SPECIFICATIONS

General Contractor: TBD
Interior Design: HCL Associates, Inc.
Engineering: Design Build

DIVISION 1: GENERAL REQUIREMENTS

[illegible]

DIVISION 2: SITE WORK

[illegible]

SYMBOLS

[illegible]

FINISH SCHEDULE

[illegible]

ALTERNATES

The following ALTERNATES shall be included for Tenant's consideration:

1. BREAK ROOM. [illegible]
2. RESTROOMS. [illegible]
3. LOADING. [illegible]
4. WINDOWS. [illegible]
5. PAINTING: [illegible]
6. PAINTING: LEVEL 5 FINISH COLORS. [illegible]

TIMING OF WORK

DEMOLITION AND CONSTRUCTION SHALL OCCUR DURING NORMAL BUSINESS HOURS. [illegible] TENANT SHALL OCCUPY SUITE DURING CONSTRUCTION.

WALL LEGEND

- EXISTING WALLS TO REMAIN. PATCH AND PREP AS REQUIRED FOR NEW FINISHES.
- EXISTING WALLS, ETC. TO BE REMOVED. PATCH AND PREP.
- NEW WALLS TO CEILING GRID OR INFILL AREAS.
- NEW WALLS TO DECK.
- FREESTANDING FURNITURE OR MODULAR FURNITURE WORK STATIONS (NIC) BY TENANT AND NIC.

SUBMITTALS

1. MILLWORK SHOP DRAWINGS
2. PLUMBING FIXTURE CUT SHEETS

ACCESSORIES: PLUMBING FIXTURES

SUBSTITUTIONS BY APPROVAL ONLY.

- TOILET TISSUE DISPENSER
- SANITARY NAPKIN DISPOSAL
- GRAB BARS
- PLUMBING FIXTURES
- LAVATORY
- PIPE WRAP
- 2" FLOOR DRAIN WITH BRASS GRATE.
- EXISTING SINK OR PLUMBING FIXTURE TO REMAIN.

1/A1 FLOOR PLAN

PLAN NOTES

1. [illegible]
2. FURNITURE, FURNITURE SYSTEM, OR EQUIPMENT SUPPLIED AND INSTALLED BY TENANT, AT TENANT'S EXPENSE.
3. [illegible]
4. [illegible]
5. [illegible]
6. EXISTING FURNITURE AND/OR MILLWORK TO REMAIN.
7. [illegible]
8. [illegible]
9. [illegible]

TENANT WORK

[illegible]

1. LOW VOLTAGE CABLING, EQUIPMENT, INSTALLATION [illegible]
2. SECURITY SYSTEM EQUIPMENT, INSTALLATION [illegible]
3. AUDIO VISUAL EQUIPMENT, WIRING, PROJECTORS, [illegible]
4. FURNITURE AND SYSTEMS FURNITURE
5. SERVER ROOM: [illegible]
6. EXERCISE EQUIPMENT
7. APPLIANCES: [illegible]
8. ART & ACCESSORIES
9. MOVING OF FURNITURE. [illegible]

SCALE: 1/8" = 1'-0"

OFFICE
MANUFACTURING

KEY PLAN

NOT TO SCALE

WCL
Interiors, Inc.

UROPLASTY

5420 FELTL ROAD

5420 FELTL ROAD
MINNETONKA, MN 55343

LIBERTY
PROPERTY TRUST

S. WELD RANSOM

Weld Ransom

P3
PRELIMINARY PLAN
A1

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